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                                                                Exhibit 10.14(b)


                             THE TIMBERLAND COMPANY
                                200 DOMAIN DRIVE
                          STRATHAM, NEW HAMPSHIRE 03885

                                 FIRST AMENDMENT

                                                                     Dated as of
                                                                  April 15, 1995

Re:                    Note Agreements dated as of December 15, 1994

                         $106,000,000 8.94% Senior Notes
                              Due December 15, 2001

To the Holder named in Schedule I
 hereto which is a signatory of this
 Agreement

Gentlemen:

      Reference is made to the separate Note Agreements, each dated as of December 15, 1994 (the "Original Note Agreements"), between the undersigned, THE TIMBERLAND COMPANY, a Delaware corporation (the "Company"), and the Purchasers named in Schedule I thereto (the "Holders") respectively. Unless otherwise herein defined or the context hereof otherwise requires, the capitalized terms in this First Amendment shall have the respective meanings specified in the Original Note Agreements.

      The Company now wishes to amend the Original Note Agreements in the respects, but only in the respects, hereinafter set forth, and, by your execution hereof, you hereby agree to such amendments on the terms hereinafter set forth:

SECTION 1. AMENDMENTS.

      Section 1.1. The definition of the term "Consolidated Net Income" in
Section 8.1 of Original Note Agreements shall be, and the same hereby is, amended as follows:

      (a) by deleting the word "and" from the end of clause (j) thereof;


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The Timberland Company                                           First Amendment


      (b) by deleting the period from the end of clause (k) thereof and adding the following thereto "; and"; and

      (c) by adding the following new clause (l) thereto:

                 "(l) for any determination of 'Consolidated Net Income' on any date through and including March 31, 1996, certain extraordinary or non-recurring items or charges in an aggregate amount not to exceed $17,000,000 (calculated on a pre-tax basis) that are incurred by the Company solely in connection with the closing by the Company of its manufacturing facilities located in Boone, North Carolina and Mountain City, Tennessee and the restructuring by the Company of its manufacturing facility located in the Dominican Republic; provided that the closing and the restructuring of such facilities shall have occurred by March 31, 1996."

      Section 1.2. The definition of the term "Total Equity" in Section 8.1 of Original Note Agreements shall be, and the same hereby is, amended to read as follows:

                 "'Total Equity' as at any date shall mean stockholders' equity determined in accordance with generally accepted accounting principles consolidating the Company and its Restricted Subsidiaries; provided that for the purposes of calculating 'Total Equity' on any date through and including July 31, 1996, those certain extraordinary or non-recurring items or charges in an aggregate amount not to exceed $17,000,000 (calculated on a pre-tax basis) that are incurred by the Company solely in connection with the closing by the Company of its manufacturing facilities located in Boone, North Carolina and Mountain City, Tennessee and the restructuring by the Company of its manufacturing facility located in the Dominican Republic shall be excluded from such determination of 'Total Equity' so long as the closing and the restructuring of such facilities shall have occurred by March 31, 1996."

      Section 1.3. Section 5.7 of the Original Note Agreement is hereby amended to read in its entirety as follows:


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The Timberland Company                                           First Amendment



                 "Consolidated Tangible Net Worth;. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than (i) for the fiscal quarter of the Company ending June 30, 1995, the sum of $80,000,000 plus 25% of Consolidated Net Income for the fiscal quarter of the Company ended March 31, 1995 (but without deduction in the case of a deficit in Consolidated Net Income) and (ii) for each fiscal quarter thereafter, the sum of (x) the amount required to be maintained during the immediately preceding fiscal quarter of the Company, and (y) an amount equal to 25% of Consolidated Net Income for such preceding fiscal quarter (but without deduction in the case of a deficit in Consolidated Net Income)."

SECTION 2. MISCELLANEOUS.

      Section 2.1. Any Default or Event of Default which might have existed under the Original Note Agreements prior to giving effect to this First Amendment but which would not constitute such a Default or Event of Default under the Original Note Agreements as amended by this First Amendment is hereby waived.

      Section 2.2. Any and all notices, requests, certificates and other instruments executed and delivered after the effective date of this First Amendment may refer to the "Note Agreements dated as of December 15, 1994" without making specific reference to this First Amendment, but nevertheless all such references shall be deemed to include this First Amendment unless the context shall otherwise require.

      Section 2.3. This First Amendment shall be construed in connection with and as part of the Original Note Agreements, and all terms, conditions and covenants contained in the Original Note Agreements, except as herein modified, shall be and remain in full force and effect.

      Section 2.4. This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but altogether one and the same instrument.

      Section 2.5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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The Timberland Company                                           First Amendment


      Upon the acceptance of this First Amendment by Holders holding at least 51% in aggregate unpaid principal amount of all outstanding Notes, this agreement shall become effective and the Original Note Agreements shall be amended as herein set forth, such amendment to be effective as of April 15, 1995.

                                              THE TIMBERLAND COMPANY

                                              By
                                                 Its
                                                    ----------------------------

Accepted as of April 15, 1995

                                              [VARIATION]

                                              By
                                                 Its
                                                    ----------------------------

                                              By
                                                 Its
                                                    ----------------------------

                                              Holding $[Variation] unpaid
                                              principal amount of the Notes.


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